UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      July 25, 2016

BENEFITFOCUS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36061	46-2346314
(Commission File Number)	(IRS Employer Identification No.)

100 Benefitfocus Way, Charleston, South Carolina 29492

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code      (843) 849-7476

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On July 28, 2016, Benefitfocus, Inc. (the “Company”) issued a press release announcing that it expects to exceed its second quarter 2016 guidance for total revenue, non-GAAP net loss and adjusted EBITDA. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.

The information in this Item 2.02 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c) On July 25, 2016, Dennis B. Story resigned as Chief Financial Officer of the Company effective immediately. His resignation was not related to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices, but rather was for family reasons.

The Company’s Board of Directors is in the process of conducting a search for a permanent Chief Financial Officer and will name Mr. Story’s successor at the completion of the search. In the interim, effective July 25, 2016, Raymond A. August, the Company’s President and Chief Operating Officer, assumed the additional responsibilities of principal financial and accounting officer of the Company. Information regarding Mr. August’s business experience is included in the Company’s Form 8-K filed with the SEC on April 8, 2015 and is incorporated herein by reference.

Mr. August, age 54, has no familial relationships with any executive officer or director of the Company. Other than his employment by the Company, there have been no transactions in which the Company has participated and in which Mr. August had a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

A copy of the press release regarding the above is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release dated July 28, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENEFITFOCUS, INC.

Date: July 28, 2016	/s/ Raymond A. August
Raymond A. August President and Chief Operating Officer